EXHIBIT 10.4
NINE ENERGY SERVICE, INC.
2026 LONG-TERM INCENTIVE PLAN

PERFORMANCE-BASED CASH AWARD AGREEMENT
This PERFORMANCE-BASED CASH AWARD AGREEMENT (this “Agreement”) is made as of [____] (the “Grant Date”) between Nine Energy Service, Inc. (the “Company”), and [____] (the “Participant”), and is made pursuant to the terms of the Company’s 2026 Long-Term Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.    Grant of Performance-Based Cash Award. The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, a Performance Award with an aggregate target value of $[____] (the “Target Award”). Subject to Section 2, the Participant’s right to receive all or any portion of the Performance Award hereunder is contingent upon the Company’s level of achievement of the performance goals (the “Performance Goals”) specified in the performance matrix attached as Exhibit A to this Agreement (the “Performance Matrix”), measured in respect of each “Performance Period” indicated in the Performance Matrix. With respect to each Performance Period, the Participant will be eligible to satisfy the Performance-Vesting Requirement (as defined below) with respect to [____] of the Target Award (such amount, the “Performance Period Target Award”), with the ability to earn up to [____]% of the Performance Period Target Award. Subject to the terms and conditions set forth in this Agreement and the Plan, the Performance Award represents the right to receive a cash payment upon settlement, subject to the terms and conditions set forth in this Agreement (including the Performance Matrix) and the Plan. In no event can more than [____]% of the Target Award be earned under this Agreement.

Section 2.    Vesting of the Performance Award.

(a)Vesting of Award. Except as otherwise provided herein, the Performance Award will be eligible to vest upon satisfaction of (i) the “Performance-Vesting Requirement” indicated in the Performance Matrix and (ii) the Service-Vesting Requirement (as defined below). The “Service-Vesting Requirement” shall be deemed satisfied so long as the Participant remains in Continuous Service with the Company or its Subsidiaries or Affiliates from the Grant Date through the Final Determination Date (as defined below). For purposes of this Agreement, the “Final Determination Date” shall mean the Determination Date (as defined below) for the third and final Performance Period.
(b)Determination of Earned Award. Within [____] days following the end of a Performance Period, the Committee shall determine whether and to what extent the Performance-Vesting Requirement for such Performance Period has been satisfied (the actual date of such Committee determination, a “Determination Date”). The portion of the Performance Period Target Award, if any, determined to have satisfied the Performance-Vesting Requirement in accordance with the Performance Matrix for a Performance Period shall be deemed to have satisfied the Performance-Vesting Requirement on the applicable Determination Date (such portion of the applicable Performance Period Target Award, if any, the “Earned Performance Period Award”). On a Determination Date, any portion of the Performance Period Target Award under this Agreement which does not satisfy the Performance-Vesting Requirement in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. Any Earned Performance Period Award will remain eligible to become vested upon satisfaction of the Service-Vesting Requirement.
(c)Termination of Continuous Service without Cause or for Good Reason (other than during the 24-Month Period Immediately Following a Change in Control). Notwithstanding anything in this Section 2 or anything set forth in the Participant’s employment agreement or service agreement with the Company or its Subsidiaries or Affiliates, if applicable (an “Employment Agreement”), to the contrary, in the event the Participant’s Continuous Service is terminated prior to the Final Determination Date by reason of the Company’s termination of Continuous Service by the Company or its Subsidiaries or Affiliates without Cause or by the Participant for Good Reason (and, in each case, other than during the 24-month period immediately following a Change in Control (the “CIC Period”)), then (i) the Participant shall be deemed to have satisfied the Service-Vesting Requirement with respect to any Earned Performance Period Award, and such amount shall be settled and paid within [____] days following the date of such termination of Continuous Service, subject to the Participant’s execution and non-revocation of an effective release of claims in a form provided by the Company and (ii) the Participant shall be deemed to have satisfied the Service-Vesting Requirement with respect to a pro-rata portion of the Performance Period Target Award for the Performance Period in which such termination of Continuous Service occurs (the “Pro-Rata Performance Period Target Award”) equal to the product of (x) a quotient, the numerator of which is the number of days the Participant was in Continuous Service during the Performance Period in which such termination of Continuous Service occurs, and the denominator of which is the total number of days in such Performance Period, multiplied by (y) Performance Period Target Award for the Performance Period in which such termination of Continuous Service occurs, and such Pro-Rata Performance Period Target Award shall remain outstanding and eligible to satisfy the Performance Vesting Requirement for such Performance Period, based on actual performance as measured on the Determination Date for such Performance Period, with any amount so earned to be settled and paid as soon as reasonably practicable following such Determination Date (but in no event later than March 15th of the calendar year following such Determination Date), subject to the Participant’s execution and non-revocation of an effective release of claims in a form provided by the Company. Upon any such termination of Continuous Service, any portion of the Target Award that is not eligible to become earned and vested in accordance with the foregoing shall be immediately forfeited and cancelled upon such termination of Continuous Service.
(d)Termination of Continuous Service due to death or Disability (other than during the 24-Month Period Immediately Following a Change in Control). Notwithstanding anything in this Section 2 or anything set forth in an Employment Agreement to the contrary, in the event the Participant’s Continuous Service is terminated prior to the Final Determination Date as a result of the Participant’s death or Disability (and, in each case, other than during CIC

Period), then (i) the Participant shall be deemed to have satisfied the Service-Vesting Requirement with respect to any Earned Performance Period Award, and such amount shall be settled and paid within [____] days following the date of such termination of Continuous Service, subject to the Participant’s execution and non-revocation of an effective release of claims in a form provided by the Company and (ii) the Participant shall be deemed to have met the Service-Vesting Requirement with respect to a pro-rata portion of the Performance Period Target Award for the Performance Period in which such termination of Continuous Service occurs equal to the product of (x) a quotient, the numerator of which is the number of days the Participant was in Continuous Service during the Performance Period in which such termination of Continuous Service occurs, and the denominator of which is the total number of days in such Performance Period, multiplied by (y) the Performance Period Target Award, and such pro-rata portion shall be deemed to have satisfied the Performance Vesting Requirement at target level performance, and such amount shall be settled and paid within [____] days following the date of such termination of Continuous Service, subject to the Participant’s execution and non-revocation of an effective release of claims in a form provided by the Company. Upon any such termination of Continuous Service, any portion of the Target Award that is not eligible to become earned and vested in accordance with the foregoing shall be immediately forfeited and cancelled upon such termination of Continuous Service.
(e)Other Terminations of Continuous Service. Upon the occurrence of a termination of Participant’s Continuous Service prior to the Final Determination Date for any reason other than as provided in this Section 2, the Target Award, including any Earned Performance Period Award, shall be forfeited and cancelled and the Participant shall not be entitled to any compensation or other amount with respect thereto.
(f)Change in Control. Upon the occurrence of a Change in Control, (i) if the Performance Award is not continued, assumed, replaced, converted or substituted in accordance with Section 12(a) of the Plan, then the Service-Vesting Requirement shall be deemed satisfied as of such Change in Control with respect to all outstanding portions of the Target Award (including for the avoidance of doubt, any Earned Performance Period Award(s)), and the Performance-Vesting Requirement for any uncompleted Performance Period(s) shall be deemed satisfied at the greater of (A) target level achievement, or (B) actual level of achievement tested at the time of the Change in Control, with the resulting amount being settled and paid within [____] days following such Change in Control or (ii) if the Performance Award is continued, assumed, replaced, converted or substituted in accordance with Section 12(a) of the Plan, and if during the CIC Period, the Participant’s Continuous Service is terminated by the Company without Cause, due to a resignation by the Participant for Good Reason or as a result of the Participant’s death or Disability, then (A) the Participant shall be deemed to have satisfied the Service-Vesting Requirement with respect to any Earned Performance Period Award, and such amount shall be settled and paid within [____] days following the date of such termination of Continuous Service, subject to the Participant’s execution and non-revocation of an effective release of claims in a form provided by the Company and (B) with respect to any uncompleted Performance Period(s), the Service-Vesting Requirement shall be deemed satisfied and the Performance Vesting Requirement shall be deemed satisfied at target level achievement, and such amount shall be settled and paid within [____] days following the date of such termination of Continuous Service, subject to the Participant’s execution and non-revocation of an effective release of claims in a form provided by the Company.
For purposes of this Agreement, “Disability” shall mean the Participant being unable to perform the Participant’s duties of fulfill the Participant’s obligations to the Company or its Subsidiaries or Affiliates by reason of any physical or mental impairment (after accounting for reasonable accommodation, if applicable) for a continuous period of not less than three (3) months, as reasonably determined by the Company.

Section 3.    Settlement of Earned Performance Period Award. Any Earned Performance Period Award pursuant to Sections 2(a) or 2(b) shall be settled and paid as soon as reasonably practicable following the Final Determination Date (but in no event later than March 15th of the calendar year following the Final Determination Date. Any portion of the Performance Award that becomes vested pursuant to Sections 2(c), 2(d) or 2(f) shall be settled and paid at the time(s) specified therein.
Section 4.    Restrictions on Transfer. No Performance Award (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.
Section 5.    Adjustments. The Performance Award granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.
Section 6.    No Right of Continuous Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to Continuous Service with the Company or any of its Subsidiaries or Affiliate.
    Section 7.    No Rights as a Stockholder. The Participant shall not have any privileges of a stockholder of the Company with respect to the Performance Award.

    Section 8.    Construction. The Performance Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Performance Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.
    Section 9.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
    Section 10.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    Section 11.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    Section 12.    Section 409A. The Performance Award is intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and administered in accordance with Section 409A of the Code. Notwithstanding Section 2(e), if a Change in Control constitutes a payment event with respect to any portion of the Performance Award and any portion of the Performance Award is determined to be subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event shall only constitute a Change in Control for purposes of the payment timing of any such portion of the Performance Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) (a “CIC Event”), and such portion of the Performance Award will be settled upon the earlier to occur of the regularly-scheduled settlement date, the Participant’s death or a CIC Event. The Performance Award granted hereunder shall be subject to the provisions of Section 14 of the Plan.

    Section 13.    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including for the avoidance of doubt the Employment Agreement, if applicable.

Section 14.    Clawback. The Performance Award will be subject to any clawback or recoupment policy adopted by the Board or the Committee from time to time, including the Company’s Clawback Policy, as well as any clawback or recoupment policy that the Committee is required to adopt under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange on which the Shares may be listed. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”
Section 15.     Tax Withholding. The Performance Award shall be subject to tax and/or other withholding in accordance with Section 13(e) of the Plan.

Section 16. No Trust or Obligation to Fund. Nothing in this Agreement or any action by the Committee pursuant to the Plan or this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

(SIGNATURES ON FOLLOWING PAGE)

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

Nine Energy Service, Inc.
By:
Name:
Title:

PARTICIPANT

Participant’s Signature Date
Name:

[Signature Page to Cash-Based Performance Award]

EXHIBIT A
Performance Matrix
This Exhibit A to the Performance-Based Cash Award Agreement contains the performance requirements and methodology applicable to the Performance Award. Subject to the terms and conditions set forth in the Plan and the Agreement, the portion of the Performance Period Target Award, if any, that satisfies the Performance-Vesting Requirement and becomes the Earned Performance Period Award during the applicable Performance Period will be determined in accordance with this Exhibit A. Capitalized terms used but not defined herein or in the Agreement shall have the same meaning assigned to them in the Plan.
1.Performance Periods. The “Performance Periods” for purposes of this agreement shall be as follows:
(a)[____];
(b)[____]; and
(c)[____].
2.Performance Goal. The Performance Goals applicable to the Performance Award shall be [____].
3.Additional Factors or Information Regarding Methodology. Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement, including this Exhibit A, shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.

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